EXHIBIT 21.1
                    SUBSIDIARIES OF THE REGISTRANT
                    ------------------------------

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 1996:

                                                        State or Country
       Name                                             of Organization
       -----                                            -----------------
 1.    Baker Environmental, Inc.                        Pennsylvania
 2.    Baker Heavy & Highway, Inc.                      Pennsylvania
 3.    Baker Mellon Stuart Construction, Inc.           Pennsylvania
 4.    Mellon Stuart Building Services, Inc.            Pennsylvania
 5.    Mellon Stuart Construction International, Inc.   Pennsylvania
 6.    Michael Baker Development Corporation            Pennsylvania
 7.    Michael Baker Global, Inc.                       Pennsylvania
 8.    Michael Baker Jr., Inc.                          Pennsylvania
 9.    Michael Baker Alaska, Inc.                       Alaska
10.    Baker Construction, Inc.                         Delaware
11.    Baker Holding Corporation                        Delaware
12.    Baker/OTS, Inc.                                  Delaware
13.    Michael Baker International, Inc.                Delaware
14.    Baker Engineering, Inc.                          Illinois
15.    Michael Baker Jr. Company                        Nevada
16.    Michael Baker Architects/Engineers, P.C.         New Jersey
17.    Baker Engineering NY, Inc.                       New York
18.    Baker/MO Services, Inc.                          Texas
19.    Baker Support Services, Inc.                     Texas
20.    Vermont General Insurance Company                Vermont
21.    Michael Baker Barbados Ltd.                      Barbados
22.    Baker O&M International, Ltd.                    Cayman Islands
23.    Baker/OTS International, Inc.                    Cayman Islands
24.    Overseas Technical Services (Middle East) Ltd.   Cayman Islands
25.    Michael Baker de Mexico, S.A. de C.V.            Mexico
26.    OTS International Training Services Ltd.         United Kingdom
27.    Overseas Technical Services (Harrow) Ltd.        United Kingdom
28.    Baker/OTS Ltd.                                   United Kingdom
29.    SD Forty Five Ltd.                               United Kingdom
30.    Hanseatic Oilfield Services Ltd.                 Vanuatu
31.    Oilfield Personnel Recruitment and
       Management Ltd.                                  Vanuatu
32.    OTS Finance and Management Ltd.                  Vanuatu
33.    OTS International Training Services Ltd.         Vanuatu
34.    Overseas Technical Services International Ltd.   Vanuatu


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